UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 6, 2007

ClearOne Communications, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Utah
(State or Other Jurisdiction of Incorporation)

000-17219	87-0398877
(Commission File Number)	(I.R.S. employer identification number)

5225 Wiley Post Way, Suite 500, Salt Lake City, Utah	84116
(Address of principal executive offices)	(Zip Code)

(801) 975-7200
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 30.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 40.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Edward D. Bagley resigned as director and Chairman of ClearOne Communications, Inc. (“CLRO”) on July 6, 2007 in order to address issues raised by NASDAQ with respect to CLRO’s listing application. In response to Mr. Bagley’s resignation, NASDAQ informed CLRO that it will proceed to conclude its review of CLRO’s application. CLRO is not aware of any other issues that will prevent CLRO from obtaining a NASDAQ listing.

The board of directors believes that Mr. Bagley has provided valuable leadership during his thirteen year tenure as a CLRO director and as Chairman and therefore CLRO has entered into a consulting arrangement (“Agreement”) in which Mr. Bagley will provide CLRO consulting services in connection with strategic decisions and planning. The Agreement, entered into on July 6, 2007, is for a three year period in which CLRO will pay Mr. Bagley $4,000 per month in addition to granting him stock options commensurate with grants of stock options made to CLRO’s directors. Also, in consideration for Mr. Bagley’s service as a director of the Company since 1994, and service as the Chairman of the board of directors of CLRO, the company paid Mr. Bagley the sum of $200,000 upon his resignation as a director.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Reference is made to Item 1.01, which disclosure is hereby incorporated by reference.
.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARONE COMMUNICATIONS, INC.

Date: July 6, 2007	By:	/s/ Greg LeClaire
Greg LeClaire
Chief Financial Officer

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